Exhibit 10.4

Merida Merger Corp. I

641 Lexington Avenue, 18th Floor

New York, NY 10022

November 4, 2019

Merida Manager III LLC

641 Lexington Avenue, 18th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Merida Merger Corp. I (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Merida Manager III LLC (the “Affiliate”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 641 Lexington Avenue, 18th Floor, New York, NY 10022 (or any successor location). In exchange therefore, the Company shall pay the Affiliate the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; provide, however, that the Company may delay payment of such monthly fee upon a determination by the Company’s audit committee that the Company lacks funds held outside of the Trust Account to pay actual or anticipated expenses in connection with an initial business combination. Any such unpaid amount shall accrue without interest and either be due and payable no later than the date of the Company’s initial business combination or at the Affiliate’s option, treated as working capital loans and be convertible into private warrants as described in Prospectus. The Affiliate hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

MERIDA MERGER CORP. I

By:	/s/ Peter Lee
Name: Peter Lee
Title: President and Chief Financial Officer

AGREED TO AND ACCEPTED BY:

merida manager iii LLC

By:	/s/ Theresa Mellet
Name: Theresa Mellet
Title: Member